Exhibit 99.1

Contact:	Investors

Mary T. Conway

Conway Communications

1-781-772-1679

marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2019 RESULTS

ACTON, Mass. (December 10, 2018) –SeaChange International, Inc. (NASDAQ: SEAC) today reported third quarter fiscal 2019 revenue of $18.6 million and a U.S. GAAP loss from operations of $2.5 million, or $0.07 per basic share, compared to third quarter fiscal 2018 revenue of $23.4 million and U.S. GAAP income from operations of $0.9 million, or $0.03 per fully diluted share.

The Company’s U.S. GAAP third quarter fiscal 2019 results included non-GAAP charges of $2.2 million, which consisted primarily of stock-based compensation of $0.8 million, amortization of intangible assets from prior acquisitions of $0.2 million and severance and other restructuring costs of $1.0 million, while third quarter fiscal 2018 results included non-GAAP charges of $2.3 million. The non-GAAP loss from operations in the third quarter of fiscal 2019 was $0.3 million, or $0.01 per basic share, compared to the third quarter of fiscal 2018 non-GAAP income from operations of $3.2 million, or $0.09 per fully diluted share.

For the first nine months of fiscal 2019, the Company reported revenue of $45.4 million and a U.S. GAAP loss from operations of $15.9 million, or $0.45 per basic share, compared to revenue of $57.3 million and a U.S. GAAP loss from operations of $6.6 million, or $0.19 per basic share, in the same period in the prior fiscal year. The non-GAAP loss from operations for the first nine months of fiscal 2019 was $10.5 million, or $0.29 per basic share, compared to non-GAAP operating income of $0.5 million, or $0.01 per fully diluted share, in the same period of fiscal 2018.

Ed Terino, Chief Executive Officer, SeaChange, said, “Our third quarter revenues were a substantial improvement over our prior two quarters of fiscal 2019. We were successful in closing several seven figure deals in Q3, as well as deals with several new companies. We are seeing good pipeline opportunities for sequential bookings growth in Q4’19, including software upgrade opportunities within our service provider customer base as well as several PanoramiC opportunities with new customers.”

He added, “As we head into FY2020, we are excited by the market’s reaction to several product innovations for cFlow and PanoramiC that we have demonstrated at recent industry trade shows and expect to launch in the first half of fiscal 2020.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “In the third quarter, we completed most elements of the cost reduction program announced in September, which was designed to save approximately $6 million on an annualized basis. We are focused on the goal of returning SeaChange to operating profitability and positive cash flow in the first quarter of fiscal year 2020.”

SeaChange ended the third quarter of fiscal 2019 with cash, cash equivalents, restricted cash and marketable securities of $32.4 million, and no debt outstanding.

Outlook

SeaChange anticipates fourth quarter fiscal 2019 revenue to be in the range of $16 million to $20 million, U.S. GAAP operating loss from operations of $0.08 to $0.01 per basic share, and non-GAAP operating results between a loss of $0.05 per basic share to income of $0.02 per fully diluted share.

For the full fiscal year 2019, the Company has revised its expectations to anticipate revenue in the range of $61 million to $65 million, U.S. GAAP operating loss of $0.53 to $0.46 per basic share and a non-GAAP operating loss between $0.34 to $0.27 per basic share. Previously the Company had expected revenue in the range of $70 million to $75 million, U.S. GAAP operating loss of $0.37 to $0.26 per basic share and a non-GAAP operating loss between $0.15 to $0.04 per basic share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its third quarter fiscal 2019 results at 5:00 p.m. ET today, Monday, December 10, 2018. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast on the Events page at investors.seachange.com. The webcast replay will be archived the same location following completion of the call.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, advertising, and experience management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, including the anticipated closing of transactions, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has made equity investments; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

TABLES TO FOLLOW

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	October 31,	January 31,
	2018	2018
Assets
Cash and cash equivalents	$21,554	$43,652
Restricted cash	543	9
Marketable securities	10,286	8,440
Accounts and other receivables, net	12,669	22,537
Unbilled receivables	7,881	3,101
Inventories, net	706	666
Prepaid expenses and other current assets	5,479	3,557
Property and equipment, net	8,660	9,471
Goodwill and intangible assets, net	24,487	26,882
Other assets	1,068	1,015

Total assets	$93,333	$119,330

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$11,006	$17,810
Deferred revenues	7,074	14,433
Deferred tax liabilities and income taxes payable	600	1,367
Other long term liabilities	—	—

Total liabilities	18,680	33,610

Total stockholders’ equity	74,653	85,720

Total liabilities and stockholders’ equity	$93,333	$119,330

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
Revenues:
Products	$8,268	$11,119	$12,821	$18,907
Services	10,343	12,311	32,626	38,415

Total revenues	18,611	23,430	45,447	57,322

Cost of revenues:
Products	1,716	1,198	2,518	3,088
Services	5,428	5,612	15,914	15,810
Amortization of intangible assets	178	255	534	764
Stock-based compensation expense	1	1	1	3

Total cost of revenues	7,323	7,066	18,967	19,665

Gross profit	11,288	16,364	26,480	37,657

Operating expenses:
Research and development	4,836	5,634	15,477	17,411
Selling and marketing	3,705	3,916	10,776	9,292
General and administrative	3,209	3,868	11,224	10,595
Amortization of intangible assets	205	370	664	1,075
Stock-based compensation expense	768	696	2,570	2,224
Professional fees - other	50	—	50	21
Severance and other restructuring costs	1,030	960	1,620	3,670

Total operating expenses	13,803	15,444	42,381	44,288

(Loss) Income from operations	(2,515)	920	(15,901)	(6,631)
Other (expenses) income, net	(2,087)	14	(4,898)	969

(Loss) Income before income taxes	(4,602)	934	(20,799)	(5,662)
Income tax (benefit) provision	(775)	1,154	(2,421)	1,458

Net loss	$(3,827)	$(220)	$(18,378)	$(7,120)

Net loss per share:
Basic	$(0.11)	$(0.00)	$(0.52)	$(0.20)

Diluted	$(0.11)	$(0.00)	$(0.52)	$(0.20)

Weighted average common shares outstanding:
Basic	35,747	35,479	35,668	35,381

Diluted	35,747	35,479	35,668	35,381

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended October 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(18,378)	$(7,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,053	1,758
Amortization of intangible assets	1,198	1,839
Stock-based compensation expense	2,571	2,227
Deferred income taxes	(702)	102
Other non-cash reconciling items, net	27	76
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	9,100	(1,401)
Unbilled receivables	(4,957)	3,289
Inventories	(43)	(165)
Prepaid expenses and other assets	(2,107)	62
Accounts payable	2,401	(3,199)
Accrued expenses	(9,152)	942
Deferred revenues	(7,060)	355
Other operating activities	2,424	327

Total cash used in operating activities	(23,625)	(908)

Cash flows from investing activities:
Purchases of property and equipment	(328)	(386)
Purchases of marketable securities	(8,510)	(7,246)
Proceeds from sale and maturity of marketable securities	6,649	7,993
Other investing activities	—	176

Total cash (used in) provided by investing activities	(2,189)	537

Cash flows from financing activities:
Proceeds from issuance of common stock	81	53
Payments of withholding tax on RSU vesting	(43)	(52)

Total cash provided by financing activities	38	1

Effect of exchange rate changes on cash	4,213	(878)

Net decrease in cash, cash equivalents and restricted cash	(21,563)	(1,248)

Cash, cash equivalents and restricted cash, beginning of period	43,661	28,411

Cash, cash equivalents and restricted cash, end of period	$22,097	$27,163

Non-GAAP Measures

We define non-GAAP (loss) income from operations as U.S. GAAP operating (loss) income plus stock-based compensation expenses, amortization of intangible assets, non-operating professional fees and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP (loss) income from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP (loss) income from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Professional Fees - Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table includes the reconciliations of our U.S. GAAP (loss) income from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP (loss) income from operations for the three and nine months ended October 31, 2018 and 2017 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	Three Months Ended October 31, 2018			Three Months Ended October 31, 2017
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$8,268	$—	$8,268	$11,119	$—	$11,119
Services	10,343	—	10,343	12,311	—	12,311

Total revenues	18,611	—	18,611	23,430	—	23,430

Cost of revenues:
Products	1,716	—	1,716	1,198	—	1,198
Services	5,428	—	5,428	5,612	—	5,612
Amortization of intangible assets	178	(178)	—	255	(255)	—
Stock-based compensation	1	(1)	—	1	(1)	—

Total cost of revenues	7,323	(179)	7,144	7,066	(256)	6,810

Gross profit	11,288	179	11,467	16,364	256	16,620

Gross profit percentage	60.7%	1.0%	61.6%	69.8%	1.1%	70.9%
Operating expenses:
Research and development	4,836	—	4,836	5,634	—	5,634
Selling and marketing	3,705	—	3,705	3,916	—	3,916
General and administrative	3,209	—	3,209	3,868	—	3,868
Amortization of intangible assets	205	(205)	—	370	(370)	—
Stock-based compensation expense	768	(768)	—	696	(696)	—
Professional fees - other	50	(50)	—	—	—	—
Severance and other restructuring costs	1,030	(1,030)	—	960	(960)	—

Total operating expenses	13,803	(2,053)	11,750	15,444	(2,026)	13,418

(Loss) income from operations	$(2,515)	$2,232	$(283)	$920	$2,282	$3,202

(Loss) income from operations percentage	(13.5%)	12.0%	(1.5%)	3.9%	9.7%	13.7%
Weighted average common shares outstanding:
Basic	35,747	35,747	35,747	35,479	35,479	35,479

Diluted	35,747	35,747	35,747	35,479	35,671	35,671

Non-GAAP operating (loss) income per share:
Basic	$(0.07)	$0.06	$(0.01)	$0.03	$0.07	$0.10

Diluted	$(0.07)	$0.06	$(0.01)	$0.03	$0.06	$0.09

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	Nine Months Ended October 31, 2018			Nine Months Ended October 31, 2017
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$12,821	$—	$12,821	$18,907	$—	$18,907
Services	32,626	—	32,626	38,415	—	38,415

Total revenues	45,447	—	45,447	57,322	—	57,322

Cost of revenues:
Products	2,518	—	2,518	3,088	—	3,088
Services	15,914	—	15,914	15,810	593	16,403
Amortization of intangible assets	534	(534)	—	764	(764)	—
Stock-based compensation	1	(1)	—	3	(3)	—

Total cost of revenues	18,967	(535)	18,432	19,665	(174)	19,491

Gross profit	26,480	535	27,015	37,657	174	37,831

Gross profit percentage	58.3%	1.2%	59.4%	65.7%	0.3%	66.0%
Operating expenses:
Research and development	15,477	—	15,477	17,411	—	17,411
Selling and marketing	10,776	—	10,776	9,292	—	9,292
General and administrative	11,224	—	11,224	10,595	—	10,595
Amortization of intangible assets	664	(664)	—	1,075	(1,075)	—
Stock-based compensation expense	2,570	(2,570)	—	2,224	(2,224)	—
Professional fees - other	50	(50)	—	21	(21)	—
Severance and other restructuring costs	1,620	(1,620)	—	3,670	(3,670)	—

Total operating expenses	42,381	(4,904)	37,477	44,288	(6,990)	37,298

(Loss) income from operations	$(15,901)	$5,439	$(10,462)	$(6,631)	$7,164	$533

(Loss) income from operations percentage	(35.0%)	12.0%	(23.0% )	(11.6%)	12.5%	0.9%
Weighted average common shares outstanding:
Basic	35,668	35,668	35,668	35,381	35,381	35,381

Diluted	35,668	35,668	35,668	35,381	35,549	35,549

Non-GAAP operating (loss) income per share:
Basic	$(0.45)	$0.15	$(0.29)	$(0.19)	$0.21	$0.02

Diluted	$(0.45)	$0.15	$(0.29)	$(0.19)	$0.20	$0.01

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands, except percentages)

	Three Months Ended October 31, 2018			Nine Months Ended October 31, 2018
	Total	Products	Services	Total	Products	Services
Revenues	$18,611	$8,268	$10,343	$45,447	$12,821	$32,626
GAAP gross profit	$11,288	$6,545	$4,743	$26,481	$10,282	$16,199
Exclude provision for loss contract	—	—	—	—	—	—
Exclude amortization of intangible assets	178	7	171	534	21	513
Exclude stock-based compensation	1	—	1	—	—	—

Non-GAAP gross profit	$11,467	$6,552	$4,915	$27,015	$10,303	$16,712

Non-GAAP gross profit, %	61.6%	79.2%	47.5%	59.4%	80.4%	51.2%

	Three Months Ended October 31, 2017			Nine Months Ended October 31, 2017
	Total	Products	Services	Total	Products	Services
Revenue	$23,430	$11,119	$12,311	$57,322	$18,907	$38,415
GAAP gross profit	$16,364	$9,894	$6,470	$37,657	$15,740	$21,917
Exclude provision for loss contract	—	—	—	(593)	—	(593)
Exclude amortization of intangible assets	255	27	228	764	79	685
Exclude stock based compensation	1	—	1	3	—	3

Non-GAAP gross profit	$16,620	$9,921	$6,699	$37,831	$15,819	$22,012

Non-GAAP gross profit, %	70.9%	89.2%	54.4%	66.0%	83.7%	57.3%

The following table reconciles the Company’s forecasted U.S. GAAP operating loss per share to the Company’s forecasted non-GAAP operating (loss) income per share for the Company’s fourth fiscal quarter and full fiscal 2019:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended January 31, 2019			Twelve Months Ended January 31, 2019
GAAP revenue guidance	$16,000	to	$20,000	$61,000	to	$65,000
GAAP loss from operations per basic share	$(0.08)		$(0.01)	$(0.53)		$(0.46)
Exclude stock-based compensation expense	0.02		0.02	0.10		0.10
Exclude amortization of intangible assets	0.01		0.01	0.04		0.04
Exclude professional fees associated with divestitures	—		—	—		—
Exclude restructuring costs	—		—	0.05		0.05

Non-GAAP (loss) income from operations per diluted or basic share	$(0.05)		$0.02	$(0.34)		$(0.27)

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Product revenues:
Video platform	$5,259	$10,380	$8,597	$15,527
Advertising	1,793	243	2,402	243
User experience	1	113	25	646
Hardware	1,162	190	1,743	1,788
Third-party products	54	193	54	703

Total product revenues	8,269	11,119	12,821	18,907

Service revenues:
Maintenance and support	7,510	8,140	21,750	25,122
SaaS	60	479	254	2,186
Professional services - video platform	2,636	3,371	10,365	10,541
User experience	136	321	257	566

Total service revenues	10,342	12,311	32,626	38,415

Total revenues	$18,611	$23,430	$45,447	$57,322